Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aegis Identity Software, Inc.
Englewood, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 13, 2016, relating to the financial statements of Aegis Identity Software, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ RRBB Accountants and Advisors
Somerset, New Jersey

July 13, 2016